Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Cinedigm Corp. on Forms S-3 (Nos. 333-194088, 333-192449, 333-176017, and 333-166061) and Forms S-8 (Nos. 333-139091 and 333-124290) of our report dated June 25, 2014, on our audits of the consolidated financial statements as of March 31, 2014 and 2013 and for each of the years in the two-year period ended March 31, 2014, which report is included in this Annual Report on Form 10-K.

/s/ EisnerAmper LLP

New York, New York
June 25, 2014